Exhibit 3.1

                                    Delaware
                                    --------                              PAGE 1
                                 The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY Y FUND, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 2008, AT 12:31 O'CLOCK P.M.



                                                    /s/Harriet Smith Windsor
                                                    ------------------------
                                                    Harriet Smith Windsor,
                        [SECRETARY'S OFFICE SEAL]   Secretary of State
   4523674   8100                                   AUTHENTICATION:  6476985

   080351952                                                  DATE:  03-26-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

      State of Delaware
     Secretary of State
   Division of Corporations
Delivered 12:40 PM 03/25/2008
  FILED 12:31 PM 03/25/2008
SRV 080351952 - 4523674 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY Y FUND, LLC

1.   The name of the limited liability company is:

                          Ridgewood Energy Y Fund, LLC

2. The address of its registered office in the State of Delaware is Christiana Corporate Services, Inc., 1314 King Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Christiana Corporate Services, Inc.

3. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such series.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy Y Fund, LLC this 25th day of March, 2008.


                                       By: /s/ Maria E. Haggerty
                                           ---------------------
                                           Maria E. Haggerty, Authorized Person